Exhibit 99.1

Contacts:
Investors	Media
info@peregrineinc.com	Barbara Lindheim
(800) 987-8256	GendeLLindheim BioCom Partners
(212) 918-4650

PEREGRINE PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL YEAR 2009

--Total Revenues Rose Over 300% and Net Loss Declined 46% Quarter-Over-Quarter, with Avid Revenues Reaching a Record $5.8 Million--
--Two Additional Bavituximab Phase II Cancer Trials Met Pre-Specified Endpoints for Expansion--
--All Three Bavituximab Phase ll Cancer Trials Have Now Successfully Achieved Their Initial Efficacy Milestones--

TUSTIN, Calif., March 12, 2009 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM) today announced financial results for the third quarter of fiscal year (FY) 2009 ended January 31, 2009.

Total revenues for the current quarter increased 308% to $6,826,000, compared to $1,675,000 for the comparable quarter in FY 2008.  The increase in total revenues primarily stems from increased contract manufacturing revenues provided by Avid Bioservices, Peregrine’s wholly owned biomanufacturing subsidiary.  Contract manufacturing revenues generated by Avid were $5,778,000 for the third quarter of FY 2009 compared to $1,662,000 for the comparable prior year quarter.  The increase in Avid revenues reflects increased production of biological products for third-party customers during the quarter, as well as the timing of certain product shipments.  In addition to Avid’s contract manufacturing revenues, Peregrine also generated contract revenues during the quarter for services provided under its contract with the U.S. Defense Threat Reduction Agency (DTRA) to evaluate bavituximab for the treatment of viral hemorrhagic fever infections.  For the nine months ended January 31, 2009, total revenues increased to $10,284,000, up 98% from the first nine months of FY 2008.

Total costs and expenses increased 25% to $10,060,000 in the third quarter of FY 2009 from $8,077,000 in the same prior year quarter.  The increase primarily reflects an increase in the cost of contract manufacturing associated with the 248% increase in third-party contract manufacturing revenues recorded by Avid during the current quarter.  During the third quarter of FY 2009, R&D expenses declined as a result of planned reductions in R&D costs associated with Peregrine’s preclinical programs.  R&D expenses were $4,465,000 in the third quarter of FY 2009, compared to $4,941,000 in the third quarter of FY 2008.  SG&A expenses declined 19% quarter-over-quarter, from $1,847,000 in the third quarter of FY 2008 to $1,489,000 in the third quarter of FY 2009.  This decrease is the result of reductions in SG&A expenses across the board, reflecting the company’s focus on stringent management of all discretionary expense categories.  For the nine months, total costs and expenses were virtually unchanged, rising slightly from $23,035,000 in the period ended January 31, 2008 to $23,228,000 in the comparable period in 2009.

"Peregrine has achieved significant financial successes since the start of the third fiscal quarter,” said Paul Lytle, chief financial officer of Peregrine.  “Last year we began implementing a strategy to conserve cash by controlling costs and growing revenues through our government DTRA contract and through contract manufacturing services provided to outside clients, while also continuing to advance our clinical trial programs.  This strategy is clearly producing results, as demonstrated by the three-fold increase in our third quarter revenues, reflecting the growing volume of biomanufacturing business at our Avid subsidiary and work performed under our contract with the DTRA.  At the same time, we continued to achieve significant reductions in non-essential R&D costs and SG&A expenses, reducing our net loss in the quarter by almost half compared to last year.  We believe these successes in effectively deploying our capital resources while achieving important operational milestones are helping to provide a sound foundation for our progress going forward.”

Peregrine reported a consolidated net loss of $3,332,000, or $0.01 per basic and diluted share, compared to a consolidated net loss of $6,154,000, or $0.03 per basic and diluted share for the same prior year period, a decrease of 46%.  The consolidated net loss for the nine months declined 24%, from $17,017,000 in the period ended January 31, 2008 to $12,915,000 in the comparable period in 2009.  The declines in net loss are the result of increases in the company’s total revenues combined with decreased costs in many areas of Peregrine’s business.

At January 31, 2009, the company had $10.9 million in cash and cash equivalents.

“Over the past few months we achieved a number of noteworthy advancements in our development efforts, including promising data from our ongoing Phase II bavituximab clinical studies and a high profile publication for our bavituximab anti-viral program,” said Steven W. King, president and CEO of Peregrine.  “Last year we initiated three separate Phase II clinical trials designed to evaluate bavituximab in combination with standard cancer therapies.  These trials have a two-stage design that requires achievement of pre-specified efficacy endpoints to expand enrollment beyond the pilot stage.  With our recent announcement that our Phase ll trials in breast cancer and non-small cell lung cancer (NSCLC) had achieved these criteria, all three of our bavituximab Phase ll cancer trials have now decisively met their respective pre-established endpoints for expanding enrollment.”

Mr. King added, “In addition to advancing our clinical programs, during the third quarter we also received significant validation for our anti-PS anti-viral technology platform through the publication in the highly regarded journal Nature Medicine of impressive preclinical data evaluating bavituximab and related anti-PS antibodies for the treatment of lethal virus infections.  The recent clinical results from our bavituximab cancer program and the Nature Medicine article were widely reported in both industry periodicals and in the mainstream media, raising awareness for our bavituximab program and heightening interest from potential development partners.  We anticipate that these ongoing clinical studies will continue to generate additional newsflow and interest over the coming months as we prepare for a number of important scientific presentations and publications.”

Mr. King concluded, “This is an exciting time for Peregrine and we look forward to continuing to advance the programs that we believe will build value in our company while providing potential new treatment options for patients confronting life threatening diseases.”

Recent Operating Highlights

Bavituximab Anti-Cancer Program
Peregrine reported progress in all three Phase II trials in the bavituximab cancer program:
▪	Initiated patient dosing in Stage B of the Phase II trial of bavituximab in combination with docetaxel in advanced breast cancer patients.
▪
Completed patient enrollment in Stage A of the Phase II trial of bavituximab in combination with carboplatin and paclitaxel in patients with advanced breast cancer.  Reported positive initial results from this trial that exceeded the pre-specified endpoint for proceeding to Stage B, with seven of 14 evaluable patients achieving an objective response according to RECIST criteria.  Of note, this 50% response rate in patients with locally advanced or metastatic breast cancer was observed after only two 28-day treatment cycles.  Patients in the trial are eligible for up to six cycles.

▪
Completed patient enrollment in Stage A of the Phase II trial of bavituximab in combination with carboplatin and paclitaxel in patients with non-small cell lung cancer.  Reported positive initial results from this trial that exceeded the pre-specified endpoint for proceeding to Stage B, with seven of 17 evaluable patients achieving an objective response according to RECIST criteria after four 21-day treatment cycles out of a possible six cycles.

Bavituximab Anti-Viral Program
The company continued to advance the bavituximab anti-viral program and received major validation for its anti-PS anti-viral platform:
▪
Reported publication of data in Nature Medicine that supports the broad anti-viral potential of Peregrine’s anti-PS antibody platform, showing that its PS-targeting drug bavituximab can cure lethal virus infections in animal disease models.

▪	Ramped up activities under its multi-year contract with the U.S. DTRA to assess bavituximab and other anti-PS antibodies for biodefense applications against viral hemorrhagic fevers.

Other Developments
▪	Entered into a loan agreement for up to $10 million in funding to finance ongoing development efforts.
▪
Avid Bioservices expanded its biomanufacturing capabilities with the installation of two Thermo Scientific HyClone Single-Use Bioreactors, which further enhance Avid's ability to meet the growing demand for its cell culture production services.  Data from Avid’s experience with these units and other advanced technology was highlighted at a recent industry conference.

Conference Call
The company will host a conference call today, March 12, 2009 at 11:30 a.m. EDT/8:30 a.m. PDT to discuss its Third Quarter FY 2009 financial results.

To listen to a live broadcast of the call over the Internet or to review the archived call, please visit: http://www.peregrineinc.com. The webcast will be archived on Peregrine's website for approximately 30 days.

To listen to the conference call via telephone, please call the following number approximately 10 minutes prior to the scheduled start time and request to join the Peregrine Pharmaceuticals call: (800) 860-2442. A telephonic replay of the conference call will be available starting approximately one hour after the conclusion of the call through March 19, 2009 by calling (877) 344-7529, passcode 382933#.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials for the treatment of cancer and serious viral infections. The company is pursuing three separate clinical programs in cancer and HCV infection with its lead product candidates bavituximab and Cotara®.  Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to the risk that the company may experience delays in clinical trial patient enrollment, the results of future clinical trials may not correlate with the results from prior clinical and preclinical studies, the risk that Avid’s revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, the risk that one or more existing Avid customers terminates its contract prior to completion, the risk that the company does not receive all of its funding under the DTRA contract, the risk that future protocol submissions may not be approved, the risk that the company is not able to generate sufficient interest in any of its clinical programs from potential development partners, the risk that the company does not satisfy the conditions under its loan agreement necessary to receive  the second $5 million tranche, the risk that the company does not generate cash flow sufficient to service the debt or repay the principal amount and the risk that the company may not be able to monetize any of its assets. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2008 or our quarterly report on Form 10-Q for the period ended January 31, 2009. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

-financial tables to follow-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	JANUARY 31, 2009	APRIL 30, 2008
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,850,000	$15,130,000
Trade and other receivables	1,990,000	605,000
Government contract receivables	362,000	-
Inventories, net	5,547,000	2,900,000
Debt issuance costs, current portion	248,000	-
Prepaid expenses and other current assets	685,000	1,208,000

Total current assets	19,682,000	19,843,000

PROPERTY:
Leasehold improvements	675,000	669,000
Laboratory equipment	4,205,000	4,140,000
Furniture, fixtures and office equipment	901,000	919,000

	5,781,000	5,728,000
Less accumulated depreciation and amortization	(3,982,000)	(3,670,000)

Property, net	1,799,000	2,058,000

OTHER ASSETS:
Debt issuance costs, less current portion	189,000	-
Other assets	1,156,000	1,156,000

Total other assets	1,345,000	1,156,000

TOTAL ASSETS	$22,826,000	$23,057,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	JANUARY 31, 2009	APRIL 30, 2008
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,886,000	$2,060,000
Accrued clinical trial site fees	744,000	237,000
Accrued legal and accounting fees	247,000	450,000
Accrued royalties and license fees	123,000	222,000
Accrued payroll and related costs	1,010,000	1,084,000
Capital lease obligation, current portion	21,000	22,000
Notes payable, current portion and net of discount	948,000	-
Deferred revenue	4,805,000	2,196,000
Deferred government contract revenue	3,262,000	-
Customer deposits	706,000	838,000
Other current liabilities	459,000	331,000

Total current liabilities	15,211,000	7,440,000

Capital lease obligation, less current portion	6,000	22,000
Notes payable, less current portion and net of discount	3,667,000	-
Other long-term liabilities	150,000	-
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 325,000,000 shares; outstanding – 226,210,617 and 226,210,617, respectively	226,000	226,000
Additional paid-in capital	247,317,000	246,205,000
Accumulated deficit	(243,751,000)	(230,836,000)

Total stockholders' equity	3,792,000	15,595,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,826,000	$23,057,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		NINE MONTHS ENDED
	January 31, 2009	January 31, 2008	January 31, 2009	January 31, 2008
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$5,778,000	$1,662,000	$7,954,000	$5,146,000
Government contract revenue	1,048,000	-	2,330,000	-
License revenue	-	13,000	-	46,000
Total revenues	6,826,000	1,675,000	10,284,000	5,192,000

COSTS AND EXPENSES:
Cost of contract manufacturing	4,106,000	1,289,000	5,672,000	3,872,000
Research and development	4,465,000	4,941,000	12,834,000	13,665,000
Selling, general and administrative	1,489,000	1,847,000	4,722,000	5,498,000

Total costs and expenses	10,060,000	8,077,000	23,228,000	23,035,000

LOSS FROM OPERATIONS	(3,234,000)	(6,402,000)	(12,944,000)	(17,843,000)

OTHER INCOME (EXPENSE):
Interest and other income	37,000	259,000	165,000	851,000
Interest and other expense	(135,000)	(11,000)	(136,000)	(25,000)

NET LOSS	$(3,332,000)	$(6,154,000)	$(12,915,000)	$(17,017,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	226,210,617	226,210,617	226,210,617	219,497,601

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.03)	$(0.06)	$(0.08)

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